INVESTMENT SUB-ADVISORY AGREEMENT

This AGREEMENT made this 1st day of May, 2001, by and between THE VARIABLE ANNUITY LIFE INSURANCE COMPANY, hereinafter referred to as "VALIC," and SSgA FUNDS MANAGEMENT, INC., hereinafter referred to as the "SUB-ADVISER."

VALIC and the SUB-ADVISER recognize the following:

(a) VALIC is a life insurance company organized under Chapter 3 of the Texas Insurance Code and an investment adviser registered under the Investment Advisers Act of 1940, as amended "Advisers Act").

(b)  VALIC is engaged as the investment adviser of North American -
State Street Large Cap Value Fund (formerly, American General Large Cap Value
Fund) pursuant to an Investment Advisory Agreement dated August 26, 1998 between VALIC and North American Funds Variable Product Series II (formerly, American General Series Portfolio Company 3) ("FUND"), an investment company organized under the laws of Delaware as a business trust, as a series type of investment company issuing separate classes (or series) of shares of beneficial interest and is registered as a diversified, open-end, management investment company under the Investment Company Act of 1940, as amended
("1940 Act"). The 1940 Act prohibits any person from acting as an investment adviser of a registered investment company except pursuant to a written contract.
(c) The FUND currently consists of fifteen portfolios ("Funds"): North American - AG Aggressive Growth Lifestyle Fund, North American - AG Conservative Growth Lifestyle Fund, North American - AG Core Bond Fund,
North American - AG High Yield Bond Fund, North American - AG Moderate
Growth Lifestyle Fund, North American - AG 2 Money Market Fund, North
American - AG Socially Responsible Fund, North American - AG Strategic Bond Fund, North American - Goldman Sachs Large Cap Growth Fund, North
American International Growth Fund, North American - INVESCO MidCap
Growth Fund, North American - J.P. Morgan Small Cap Growth Fund, North American - Neuberger Berman MidCap Value Fund, North American Small Cap
Value Fund and North American - State Street Large Cap Value Fund. In accordance with the FUND's Agreement and Declaration of Trust (the "Declaration"), new Funds may be added to the FUND upon approval of the FUND's Board of Trustees without approval of the FUND's shareholders. This Agreement will apply only to the Fund(s) set forth on the attached Schedule A, and any other Funds as may be added or deleted by amendment to the attached Schedule A ("Covered Funds").

(d) The SUB-ADVISER is engaged in the business of rendering investment advisory services and is registered as an adviser under the Advisers Act.

(e) VALIC desires to enter into an Investment Sub-Advisory Agreement with the SUB-ADVISER for all or a portion of the assets of the Covered Funds which VALIC determines from time to time to assign to the SUB-ADVISER.

VALIC and the SUB-ADVISER AGREE AS FOLLOWS:

1.      Services Rendered and Expenses Paid by the SUB-ADVISER


The SUB-ADVISER, subject to the control, direction, and supervision of VALIC and the FUND's Board of Trustees and in conformity with the 1940 Act, all applicable laws and regulations thereunder, all other applicable federal and state laws and regulations, including section 817(h) of the Internal Revenue Code of 1986, as amended (the "Code"), the FUND's Declaration, Bylaws, registration statements, prospectus and stated investment objectives, policies and restrictions and any applicable procedures adopted by the FUND's Board of Trustees and provided to the SUB-ADVISER shall:


(a) manage the investment and reinvestment of the assets, other than cash, of the Covered Funds including, for example, the evaluation of pertinent economic, statistical, financial, and other data, the determination of the industries and companies to be represented in each Covered Fund's portfolio, and the formulation and implementation of investment programs.

(b) maintain a trading desk and place orders for the purchase and sale of portfolio investments (including futures contracts and options thereon) for each Covered Fund's account with brokers or dealers (including futures commission merchants) selected by the SUB-ADVISER, or arrange for any other entity to provide a trading desk and to place orders with brokers and dealers (including futures commission merchants) selected by the SUB-ADVISER, subject to the SUB-ADVISER's control, direction, and supervision, which brokers or dealers may include brokers or dealers (including futures commission merchants) affiliated with the SUB-ADVISER, subject to applicable law.

In performing the services described in paragraph (b) above, the SUB-ADVISER shall use its best efforts to obtain for the Covered Funds the most favorable overall price and execution. Subject to approval by the FUND's Board of Trustees of appropriate policies and procedures, the SUB-ADVISER may cause the Covered Funds to pay to a broker a commission, for effecting a portfolio transaction, in excess of the commission another broker would have charged for effecting the same transaction, if the first broker provided brokerage and/or research services, including statistical data, to the SUB-ADVISER. The SUB-ADVISER shall not be deemed to have acted unlawfully, or to have breached any duty created by this Agreement, or otherwise, solely by reason of acting according to such authorization.

The SUB-ADVISER shall maintain records adequately demonstrating compliance with its obligations under this Agreement and report periodically to VALIC and the FUND's Board of Trustees regarding the performance of services under this Agreement. The SUB-ADVISER will make available to VALIC and the FUND promptly upon their request all of the Covered Funds' investment records and ledgers to assist VALIC and the FUND in compliance with respect to each Covered Fund's securities transactions as required by the 1940 Act and the Advisers Act, as well as other applicable laws. The SUB-ADVISER will furnish the FUND's Board of Trustees such periodic and special reports as VALIC and the FUND's Board of Trustees may reasonably request. The SUB-ADVISER will furnish to regulatory authorities any information or reports in connection with such services which may be requested in order to ascertain whether the operations of the Covered Funds are being conducted in a manner consistent with applicable laws and regulations. The SUB-ADVISER will not disclose or use any records or information obtained pursuant to this Agreement in any manner whatsoever except as expressly authorized in this Agreement, and will keep confidential any information obtained pursuant to this service relationship, and disclose such information only if VALIC or the Board of Trustees of the FUND has authorized such disclosure, or if such information is or hereafter becomes ascertainable from public or published information or trade sources, or if such disclosure is expressly required or requested by applicable federal or state authorities. Should VALIC at any time make any definite determination as to investment policy and notify the SUB-ADVISER of such determination in writing, the SUB-ADVISER shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination has been revoked.


The SUB-ADVISER will not hold money or investments on behalf of the FUND.
 The money and investments will be held by the Custodian of the FUND
 (the "Custodian"). The SUB-ADVISER will arrange for the transmission to the Custodian for the FUND, on a daily basis, such confirmation, trade tickets and other documents as may be necessary to enable it to perform its administrative responsibilities the with respect to the Covered Funds. The SUB-ADVISER further shall have the authority to instruct the custodian of the FUND (i) to pay cash for securities and other property delivered to the Custodian for the FUND (ii) to deliver securities and other property against payment for the FUND, and (iii) to transfer assets and funds to such brokerage accounts as the SUB-ADVISER may designate, all consistent with the powers, authorities and limitations set forth herein. The SUB-ADVISER shall not have the authority to cause the Custodian to deliver securities and other property except as expressly provided for in this Agreement. The SUB-ADVISER may aggregate sales and purchase orders of securities held by the FUND with similar orders being made simultaneously for other accounts managed by the SUB-ADVISER or with accounts of the affiliates of the SUB-ADVISER, if in the SUB-ADVISER's reasonable judgment such aggregation shall result in an overall economic benefit to the FUND considering the advantageous selling or purchase price, brokerage commission and other expenses. In accounting for such aggregated order price, commission and other expenses shall be averaged on a per bond or share basis daily.
VALIC acknowledges that the determination of such economic benefit to the FUND by the SUB-ADVISER is subjective and represents the SUB-ADVISER's evaluation that the FUND is benefited by relatively better purchase or sales prices, lower commission expenses and beneficial timing of transactions or a combination of these and other factors.

The SUB-ADVISER will not perform cash management services for the Covered Funds. The cash management function will be performed by VALIC.

The SUB-ADVISER shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise provided or authorized, have no authority to act for or represent VALIC or the FUND other than in furtherance of the SUB-ADVISER's duties and responsibilities as set forth in this Agreement.

Except as otherwise agreed, or as otherwise provided herein, the SUB-ADVISER shall bear the expense of discharging its responsibilities hereunder and VALIC shall pay, or arrange for others to pay, all VALIC's expenses, except that VALIC shall in all events pay the compensation described in Section 2 of this Agreement.

2.      Compensation of the SUB-ADVISER

VALIC shall pay to the SUB-ADVISER, as compensation for the services rendered and expenses paid by the SUB-ADVISER, a monthly fee or fees based on each Covered Fund's average monthly net asset value computed for each Covered Fund as provided for herein and in the fee schedule attached hereto as Schedule
A. Schedule A may be amended from time to time with the express written consent of the parties hereto, provided that amendments are made in conformity with applicable laws and regulations and the Declaration and Bylaws of the FUND.
Any change in Schedule A pertaining to any new or existing Fund shall not be deemed to affect the interest of any other Fund and shall not require the approval of shareholders of any other Fund.

The average monthly net asset value shall be determined by taking the mean average of all of the determinations of net asset value, made in the manner provided in the FUND's Declaration, for each business day during a given calendar month. VALIC shall pay this fee for each calendar month as soon as practicable after the end of that month, but in any event no later than thirty
(30) days following the end of the month. If the SUB-ADVISER terminates its services prior to month end, the foregoing compensation shall be prorated.

The payment of advisory fees related to the services of the SUB-ADVISER under this Agreement shall be the sole responsibility of VALIC and shall not be the responsibility of the FUND.

3.      Scope of the SUB-ADVISER's Activities

The SUB-ADVISER, and any person controlled by or under common control with the SUB-ADVISER, shall remain free to provide similar investment advisory services to other persons or engage in any other business or activity which does not impair the services which the SUB-ADVISER renders to the Covered Funds. VALIC agrees that the SUB-ADVISER may give advice and take action in the performance of its duties with respect to any of its other clients which differ from action taken with respect to any Covered Fund.

Except as otherwise required by the 1940 Act, any of the shareholders, directors, officers and employees of VALIC may be a shareholder, director, officer or employee of, or be otherwise interested in, the SUB-ADVISER, and in any person controlling, controlled by or under common control with the SUB-ADVISER; and the SUB-ADVISER, and any person controlling, controlled by or under common control with the SUB-ADVISER, may have an interest in VALIC.

The SUB-ADVISER shall not be liable to VALIC, the FUND, or to any shareholder in the FUND, and VALIC shall indemnify the SUB-ADVISER, for any act or omission in rendering services under this Agreement, or for any losses sustained in connection with the matters to which this agreement relates, so long as there has been no willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties on the part of the SUB-ADVISER.

4.      Representations of the SUB-ADVISER and VALIC

The SUB-ADVISER represents, warrants, and agrees as follows:

(a) The SUB-ADVISER (i) is registered as an adviser under the Advisers Act and will continue to maintain such status for so long as this Agreement remains in effect: (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will continue to meet for so long as this Agreement remains in effect, any applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement, (iv) has the authority to enter into and per form the services contemplated by this Agreement, and (v) will immediately notify VALIC of the occurrence of any event that would disqualify the SUB-ADVISER from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

(b) The SUB-ADVISER has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and if it has not already done so, will provide VALIC and the FUND with a copy of such code of ethics together with evidence of its adoption.

VALIC represents, warrants, and agrees as follows:

VALIC: (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect: (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will continue to meet for so long as this Agreement remains in effect, any applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement including the authority to appoint a SUB-ADVISER to the FUND, (iv) has the authority to enter into and perform the services contemplated by this Agreement, and (v) will immediately notify the SUB-ADVISER of the occurrence of any event that would disqualify VALIC from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

5.      Term of Agreement

This Agreement shall become effective as to the Fund(s) set forth on Schedule A on the date hereof and as to any other Fund on the date of the Amendment to Schedule A adding such Fund in accordance with this Agreement. Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from its effective date. Thereafter, this Agreement shall continue in effect, but with respect to any Covered Fund, subject to the termination provisions and all other terms and conditions hereof, only so long as such continuance is approved at least annually by the vote of a majority of the FUND's trustees who are not parties to this Agreement or interested persons of any such parties, cast in person at a meeting called for the purpose of voting on such approval, and by a vote of a majority of the FUND's Board of Trustees or a majority of that Fund's outstanding voting securities.


This Agreement shall automatically terminate in the event of its assignment, as that term is defined in the 1940 Act, or in the event of the termination of the Investment Advisory Agreement between VALIC and the FUND as it relates to any Covered Fund.
 The Agreement may be terminated as to any Covered Fund at any time, without the payment of any penalty, by vote of the FUND's Board of Trustees or by vote of a majority of that Covered Fund's outstanding voting securities on at least 60 days' prior written notice to the SUB-ADVISER. This Agreement may also be terminated by VALIC: (i) on at least 60 days' prior written notice to the SUB-ADVISER, without the payment of any penalty; or (ii) if the SUB-ADVISER becomes unable to discharge its duties and obligations under this Agreement. The SUB-ADVISER may terminate this Agreement at any time, or preclude its renewal without the payment of any penalty, on at least 60 days'
prior written notice to VALIC.

6.      Other Matters

The SUB-ADVISER may from time to time employ or associate with itself any person or persons believed to be particularly fitted to assist in its performance of services under this Agreement, provided no such person serves or acts as an investment adviser separate from the SUB-ADVISER so as to require a new written contract pursuant to the 1940 Act. The compensation of any such persons will be paid by the SUB-ADVISER, and no obligation will be incurred by, or on behalf of, VALIC or the FUND with respect to them.

The SUB-ADVISER agrees that all books and records which it maintains for the FUND are the FUND's property. The SUB-ADVISER also agrees upon request of VALIC or the FUND, to promptly surrender the books and records in accordance with the 1940 Act and rules thereunder. The SUB-ADVISER further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

VALIC has herewith furnished the SUB-ADVISER copies of the FUND's
Prospectus, Statement of Additional Information, Declaration and Bylaws as currently in effect and agrees during the continuance of this Agreement to furnish the SUB-ADVISER copies of any amendments or supplements thereto before or at the time the amendments or supplements become effective.

The SUB-ADVISER is authorized to honor and act on any notice, instruction or confirmation given by VALIC on behalf of the FUND in writing signed or sent by any of the persons whose names, addresses and specimen signatures will be provided by VALIC from time to time. The SUB-ADVISER shall not be liable for so acting in good faith upon such instructions, confirmation or authority, not withstanding that it shall subsequently be shown that the same was not given or signed or sent by an authorized person.

VALIC agrees to furnish the SUB-ADVISER at its principal office prior to use thereof, copies of all prospectuses, proxy statements, reports to shareholders, sales literature, or other material prepared for distribution to interest holders of the FUND or the public that refer in any way to the SUB-ADVISER, and not to use such material if the SUB-ADVISER reasonably objects in writing within ten (10) business days (or such other time as may be mutually agreed) after receipt thereof. In the event of termination of this agreement, VALIC will continue to furnish to the SUB-ADVISER copies of any of the above-mentioned materials that refer in any way to the SUB-ADVISER. VALIC shall furnish or otherwise make available to the SUB-ADVISER such other information relating to the business affairs of VALIC and the FUND as the SUB-ADVISER at any time, or from time to time, may reasonably request in order to discharge obligations hereunder.


VALIC agrees to indemnify the SUB-ADVISER for losses and claims which arise
(i) as a result of a failure by VALIC to provide the services or furnish materials required under the terms of this Investment Sub-Advisory Agreement, or (ii) as the result of any untrue statement of a material fact or any omission to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which they were made, not misleading in any registration statements, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the FUND, except insofar as any such statement or omission was made in reliance on information provided by the SUB-ADVISER or its affiliates.

The SUB-ADVISER agrees to indemnify VALIC for losses and claims which arise (i) as a result of a failure by SUB-ADVISER to provide the services or furnish the materials required under the terms of this Investment Sub-Advisory Agreement, including a negligent failure whether unintentional or in good faith or otherwise, to comply with the diversification requirements specified in section 817(h), and the qualification standards of Subchapter M of the Code, as amended, and the regulations thereunder, (other than a failure which is subsequently timely corrected by the SUB-ADVISER in accordance with applicable law and regulations such that no loss is incurred by VALIC or a Covered Fund) or (ii) as the result of any untrue statement of a material fact or any omission to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which they were made, not misleading in any registration statements, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the FUND to the extent any such statement or omission was made in reliance on information provided by the SUB-ADVISER or its affiliates.


7.      Applicability of Federal Securities Laws

This Agreement shall be interpreted in accordance with the laws of the State of Texas and applicable federal securities laws and regulations, including definitions therein and such exemptions as may be granted to VALIC or the SUB-ADVISER by the Securities and Exchange Commission or such interpretive positions as may be taken by the Commission or its staff. To the extent that the applicable law of the State of Texas, or any of the provisions herein, conflict with applicable provisions of the federal securities laws, the latter shall control.

The parties hereto have each caused this Agreement to be signed in duplicate on its behalf by its duly authorized officer on the above date.

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY



By:

Name:   Mary Cavanaugh

Title:  Senior Vice President, General Counsel and Secretary
ATTEST:







SSgA FUNDS MANAGEMENT, INC.



By:
Name:
Title:
ATTEST:




	SCHEDULE A
	(Effective May 1, 2001)


Annual Fee computed at the following annual rate, based on average daily net asset value for each month and payable monthly:


Covered Fund                                           Fee

North American - State Street Large Cap Value Fund     0.25% $50,000 minimum
							annual fee